EXHIBIT 15.1

Our ref	RDS/634532-000001/6033218v1

Direct tel	+852 2971 3046

Email	richard.spooner@maplesandcalder.com

Country Style Cooking Restaurant Chain Co., Ltd.
No. 1-2, 5F Mingyi Floor, Junhao Building
No. 8 Jianxin North Road
Jiangbei District, Chongqing
People’s Republic of China

April 19, 2013

Dear Sirs

Country Style Cooking Restaurant Chain Co., Ltd. (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2012, which will be filed with the Securities and Exchange Commission in the month of April 2013.

Yours faithfully,

/s/ Maples and Calder